C. R. BARD, INC.

AMENDED AND RESTATED SUPPLEMENTAL

EXECUTIVE RETIREMENT AGREEMENT

WITH WILLIAM H. LONGFIELD

THIS AMENDED AND RESTATED AGREEMENT, dated as of October 11, 2000, is between C. R. BARD, INC., a New Jersey corporation with offices at 730 Central Avenue, Murray Hill, New Jersey 07974 (hereinafter referred to as the "Company"), and WILLIAM H. LONGFIELD, residing at 4 Kimball Circle, Westfield, New Jersey 07090 (hereinafter referred to as the "Executive").

WHEREAS, the Company has the strongest interest in retaining the Executive because of his outstanding performance and competence; and

WHEREAS, the Company desires to provide an additional incentive for the Executive to devote his best efforts to the service of the Company, and, to this end, the Company entered into an agreement with the Executive providing a basis for incentive compensation entitled "C. R. Bard, Inc. Supplemental Executive Retirement Agreement with William H. Longfield, effective as of January 12, 1994, as amended by a First Amendment thereto effective as of December 13, 1995 and as further amended by a Second Amendment thereto effective as of July 31, 1998 (said agreement as amended being hereinafter referred to as the "1994 Agreement") and

WHEREAS, the parties wish to amend and restate in its entirety the 1994 Agreement,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

I. DEFINITIONS. The terms herein contained shall have the following meanings:

    "Agreement" shall mean this Amended and Restated C. R. Bard, Inc. Supplemental Executive Retirement Agreement with William H. Longfield.

1.2. "Average Compensation" shall have the meaning set forth in Section 1.7.

1.3. "Beneficiary" shall mean the person or persons, estates or trusts (including without limitation Spouse, as such term is defined in Section 1.13) designated under the pertinent Other Retirement Benefit Plan (as such term is defined in Section 1.12).

1.4. "Benefit Eligibility Date" shall have the meaning set forth in Section

2.1.

1.5. "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

1.6. "Change in Control" shall have the meaning set forth in Section 4.1.

1.7. "Compensation" shall mean the salary and bonus compensation paid or payable under the Executive Bonus Plan of C. R. Bard, Inc. to the Executive in each calendar year. Any bonuses deferred to a subsequent calendar year shall be counted in the calendar year to which the bonus relates. "Average Compensation" shall mean the Compensation of the Executive averaged over the five completed calendar years which provide the highest average of all of the completed calendar years ending before the Benefit Eligibility Date.

1.8. "Disability" shall mean the total and permanent disability of the Executive as defined under the C. R. Bard, Inc. Long Term Disability Income Plan.

1.9. "Discharge(d) For Cause" shall mean the termination of the Executive's employment by the Company by reason of chronic insubordination, fraud, embezzlement, dishonesty or defalcation in connection with his employment or any one or more transactions with the Company.

1.10 "Monthly Supplemental Retirement Benefit" shall have the meaning set forth in Section 3.1.

1.11. "Normal Retirement Date" shall mean the date on which the Executive attains age sixty-two (62).

1.12. "Other Retirement Benefits" shall mean the C. R. Bard, Inc. benefits actually received by the Executive under the C. R. Bard, Inc. Supplemental Insurance/Retirement Plan, the C. R. Bard, Inc. Employees' Retirement Plan, the C. R. Bard, Inc. Excess Benefit Plan, and the C. R. Bard, Inc. Supplemental Executive Retirement Plan (collectively, the "Other Retirement Benefit Plans").

1.13 "Spouse" shall mean Executive's wife, Nancy S. Longfield.

1.14. "Supplemental Retirement Benefit" shall mean the aggregate of the Monthly Supplemental Retirement Benefit payments payable hereunder pursuant to Article III.

    ELIGIBILITY FOR SUPPLEMENTAL RETIREMENT BENEFIT.

2.1 The Executive and/or Spouse, as the case may be, shall become entitled to a Supplemental Retirement Benefit upon the first to occur of the following events (the date on which such event occurs hereinafter referred to as the "Benefit Eligibility Date"):

(a) Termination of the Executive's employment by the Company (other than by reason of a Discharge For Cause).

(b) Voluntary termination of employment by the Executive for any reason; provided that the Board shall have approved any such retirement that is prior to his Normal Retirement Date.

(c) Voluntary termination of employment by the Executive prior to reaching his Normal Retirement Date, but within the two-year period following a Change in Control, as defined in Article IV.

      Executive's Disability.

      Executive's death, provided that Spouse is then living.

2.2. As of June 6, 1998, the Executive was fully vested in his Supplemental Retirement Benefit hereunder and such Benefit became nonforfeitable; provided, however, that the Executive's participation hereunder shall cease immediately and he shall forfeit all rights hereunder to a Supplemental Retirement Benefit if prior to reaching his Normal Retirement Date, the Executive is Discharged For Cause, or voluntarily terminates his employment other than pursuant to Section 2.1(b) or (c) hereof.

    SUPPLEMENTAL RETIREMENT BENEFIT

    3.1. Amount. The Monthly Supplemental Retirement Benefit shall equal the Gross Monthly Amount (as such term is hereafter defined) reduced by the sum of any Other Retirement Benefits to which the Executive or his Beneficiary is entitled as of the Benefit Eligibility Date. (The term "Gross Annual Amount" as used herein means 60% of the Executive's Average Compensation as of the Benefit Eligibility Date. The term "Gross Monthly Amount" as used herein means one-twelfth of the Gross Annual Amount.) The calculation of the reduction for Other Retirement Benefits shall be made by (a) actuarially determining the number of months, as of the Benefit Eligibility Date, that payments would have to be made under a 100% joint and survivor benefit to Executive and/or Spouse (such number of months being the "Actuarial Term"), and (b) converting all of the Other Retirement Benefits into the actuarially equivalent amount of an installment payment of benefits over a number of months equal to the Actuarial Term (regardless of the form of benefit which the Executive or his Beneficiary is actually receiving or entitled to receive under the Other Retirement Plans) and subtracting the aggregate monthly payments of the Other Retirement Benefits from the Gross Monthly Amount. All actuarial calculations hereunder shall be done using the actuarial assumptions and methods provided for under the pertinent Other Retirement Benefit Plan (or if none is provided, those assumptions and methods used under the C. R. Bard, Inc. Retirement Plan).

    3.2 Form of Benefit. The Monthly Supplemental Retirement Benefit shall be paid each month, commencing on the first day of the month next following the Benefit Eligibility Date, to Executive and/or Spouse, as the case may be, on a 100% joint and survivor basis, until the later to occur of the death of Executive or Spouse.

    3.3 Board's Option to Prepay. Notwithstanding anything herein to the contrary, the Board, at its option, may accelerate payment of the Supplemental Retirement Benefit, in whole or in part, to an actuarial equivalent form or amount.

    CHANGE IN CONTROL OF THE COMPANY

4.1. Change in Control. (a) For the purposes of this Agreement, a "change in control of the Company" (a "Change in Control") shall mean the occurrence of an event of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that a Change in Control shall, in any event, conclusively be deemed to have occurred upon the first to occur of either of the following events:

(i) the beneficial ownership at any time hereafter by any person, as defined herein, of capital stock of the Company, constitutes 20 percent or more of the general voting power of all of the Company's outstanding capital stock; or

(ii) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

(b) Notwithstanding anything in the foregoing Section 4.1(a) to the contrary, no Change in Control shall be deemed to have occurred for the purposes of this Agreement by virtue of a sale to underwriters or private placement of its capital stock by the Company, nor any acquisition by the Company, through merger, purchase of assets or otherwise, effective in whole or in part by issuance or reissuance of shares of its capital stock.

(c) For the purposes of this Article IV, the following definitions shall apply:

(i) The term "person" shall mean any individual, corporation or other entity and any group as such term is used in Section 13(d)(3) or 14(d)(2) of the Exchange Act;

(ii) Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Company;

(A) which that person owns directly, whether or not of record, or

(B) which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

(C) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of that person, or

(D) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by any other person with which that person or his "affiliate" or "associate" (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company;

(iii) The outstanding shares of capital stock of the Company shall include shares deemed owned through application of clauses (ii) (B), (C) and (D) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding; and

(iv) Shares of capital stock, if any, held by The Chase Manhattan Bank N.A. under the Indenture and the Escrow Agreement dated as of November 1, 1971 between International Paper Company and said bank shall not be deemed owned by International Paper Company or by said bank for purposes of this definition, so long as they are held by said bank under said Escrow Agreement, but said shares shall be deemed outstanding for the purpose of determining the aggregate number of outstanding shares of capital stock of the Company.

4.2. The Executive and the Company understand that payments hereunder pursuant to Section 2.1(c) may constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

V. GENERAL PROVISIONS

5.1. Unsecured General Creditor. Neither the Executive nor Spouse shall have any legal or equitable rights, interest, or other claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims or interest in, any life insurance policies, annuity contracts, or other policies therefrom owned or which may be acquired by the Company to help fund the Company's obligation hereunder ("policies"). Such policies or other assets of the Company shall not be held under any trust for the benefit of the Executive or Spouse or their respective heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Agreement; provided, however, that assets to provide benefits set forth herein may be held in a trust, the assets of which are subject to the claims of the Company's creditors in the event of bankruptcy or insolvency. Otherwise, any and all of the Company's assets and policies shall be and remain general, unpledged, unrestricted assets of the Company. The Company's obligations under the Agreement shall be that of an unfunded and unsecured promise of the Company to the Executive to pay money in the future.

5.2. Non-Assignability. Neither the Executive nor any other person, shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or any other person, nor be transferable by operation of law in the event of the bankruptcy or insolvency of Executive or any other person.

5.3. Construction. All references made and all names and pronouns used herein shall be construed in the singular or plural and in such gender as the sense and circumstances require.

5.4. Tax Consequences. (a) The Executive acknowledges that any payment of the Supplemental Retirement Benefit made to him pursuant to the terms of the Agreement represents additional compensation to him for his services to the Company; that the amount of such payments has been fixed between the Company and the Executive in reliance upon the fact that it will be taxed as ordinary income to the Executive; and the Executive does hereby covenant and agree that any and all such Supplemental Retirement Benefit payments shall be treated as additional compensation by him for Federal and State income tax purposes, recognizing that the Company will be deducting all such Supplemental Retirement Benefit payments in the computation of its Federal and State income tax liabilities.

(b) The Company shall have the right to deduct from all payments of the Supplemental Retirement Benefit any Federal, State or local taxes required by law to be withheld with respect to such payments.

5.5. Merger of Documents. This Agreement supercedes in its entirety the 1994 Agreement. All understandings and agreements heretofore between the parties regarding the subject matter hereof are merged into this Agreement which alone fully and completely expresses the understanding of the parties with respect to the subject matter hereof.

5.6. Employment Not Guaranteed. Nothing contained in this Agreement nor any action taken hereunder shall be construed as a contract of employment or as giving the Executive any right to be retained in the employ of Company.

5.7. Compensation Not Guaranteed. Nothing contained in this Agreement nor any action taken hereunder shall be construed as a contract or agreement that compensation shall be awarded or paid to the Executive.

5.8. Amendment. This Agreement may not be amended, modified, altered or changed in any respect whatsoever except by a further agreement, in writing, jointly entered into by the parties hereto.

5.9. Notice. Any notice required or permitted to be given to the Company shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Chief Executive Officer of the Company, and any notice required or permitted to be given to the Executive shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the Executive at his residence address. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

5.10. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey, without regard to the conflict of laws principles thereof.

5.11. Validity. The invalidity of one or more of the phrases, sentences, clauses, sections or paragraphs contained in this Agreement shall not affect the remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

5.12. No Guarantee of Benefits. Nothing contained in this Agreement shall constitute a guarantee by the Company or any other entity or person that the assets of the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

5.13. Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of any provision hereof.

5.14. Limitations on Liability. Notwithstanding any of the preceding provisions of this Agreement, no individual acting as an employee or agent of the Company shall be liable to the Executive or any other person, for any claim, loss, liability or expense incurred in connection with this Agreement.

5.15 Binding on Assigns. Except as herein provided, this Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors (including but not limited to successors resulting from any corporate merger or acquisition) or assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as the date first above written.

ATTEST: C. R. BARD, INC.

Nadia Adler /s/ By: Hope Greenfield /s/

Secretary Vice President - Human Resources

WITNESS:

Barbara Vincelli /s/ William H. Longfield /s/

William H. Longfield